Exhibit 10.42

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”) dated as of November 18, 2022 by and among Target Hospitality Corp., a Delaware corporation, (the “Company”), and each of the persons listed on Schedule A hereto (collectively, the “Warrant Holders,” and each a “Warrant Holder”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, the Company has outstanding 16,166,549 warrants consisting of (i) warrants issued as part of the units sold in the initial public offering completed on December 22, 2017 (the “IPO”) of Platinum Eagle Acquisition Corp., the Company’s legal predecessor (the “Public Warrants”), and (ii) warrants issued in a private placement transaction that occurred simultaneously with the IPO (the “Private Warrants,” and together with the Public Warrants, the “Warrants”);

WHEREAS, each Warrant entitles its holder to purchase one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price of $11.50 per share, subject to certain adjustments;

WHEREAS, as of the date hereof, each Warrant Holder is the beneficial and record owner of Warrants.

WHEREAS, the Company is initiating an exchange offer (the “Exchange Offer”) pursuant to a registration statement on Form S-4 to be filed with the Securities and Exchange Commission, as thereafter amended or supplemented (the “Registration Statement”), to offer all holders of the Warrants, including the Warrant Holders, the opportunity to exchange the Warrants for shares of Common Stock, based on an exchange ratio of 0.37 shares of Common Stock per Warrant and subject to other terms and conditions to be disclosed in the Registration Statement, which exchange ratio and other terms and conditions are the same for the Public Warrants and the Private Warrants;

WHEREAS, as an inducement to the Company’s willingness to initiate the Exchange Offer, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Warrant Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.            Agreement to Tender. Each Warrant Holder shall validly tender or cause to be tendered to the Company all Warrants beneficially owned by such Warrant Holder as of the date hereof, free and clear of all liens, options, rights or other encumbrances, limitations or restrictions whatsoever, pursuant to and in accordance with the terms of the Exchange Offer as described in the Registration Statement no later than the scheduled or extended expiration time of the Exchange Offer at a ratio of 0.37 shares of Common Stock per Warrant. The terms of the Exchange Offer shall be the same for the Public Warrants and the Private Warrants. For the avoidance of doubt, nothing in this Agreement shall restrict the Warrant Holder from acquiring additional Warrants subsequent to the date hereof and such additional Warrants shall not be subject to the terms of this Agreement.

[Signature Page to Tender and Support Agreement]

2.            Ownership of Warrants. Each Warrant Holder represents and warrants to the Company, as of the date hereof, and as of the date of tender of such Warrant Holder’s Warrants in accordance with this Agreement, that such Warrant Holder is the sole record and beneficial owner of the number of Warrants set forth opposite such Warrant Holder’s name on Schedule A hereto, and has good and marketable title to such Warrants free and clear of any liens, options, rights, or any other encumbrances, limitations or restrictions whatsoever (other than those restrictions imposed by applicable securities laws and this Agreement. Each Warrant Holder agrees it shall not Transfer (as defined below) any Warrants to any person (other than the Company in connection with the Exchange Offer) unless such person acquiring such Warrants signs a joinder to this Agreement to be bound by all terms and conditions of this Agreement until this Agreement is terminated pursuant to Section 7 hereof. As used herein, “Transfer” shall mean to: (i) sell, contract or agreement to sell, hypothecate, pledge, grant any option to purchase, otherwise dispose of or agree to dispose of, directly or indirectly, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Warrants, whether any such transaction is to be settled by delivery of Warrants or other securities or cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

3.            Company Covenants. The Company agrees that it shall take all steps reasonably necessary or desirable to commence the Exchange Offer as soon as practicable consistent with this Agreement, and agrees to take all steps necessary to update the Registration Statement as required by applicable laws and regulations, and that the Registration Statement, when declared effective, will comply with all applicable Securities and Exchange Commission requirements.

4.            Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

5.            Termination. This Agreement shall terminate as to all Warrant Holders upon the earliest to occur of (i) the date the Company’s board of directors or a committee thereof determines to no longer pursue the Exchange Offer and the Solicitation and delivers written notice of such determination to the Warrant Holders, (ii) the date of consummation of the Exchange Offer or (iii) January 18, 2023.

6.            Warrant Holder Obligations Several and Not Joint. The obligations of each Warrant Holder hereunder shall be several and not joint, and no Warrant Holder shall be liable for any breach of the terms of this Agreement by any other Warrant Holder.

7.            Further Assurances. Each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

8.          Governing Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

9.          Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Page Follows]